UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2026

XAI Floating Rate & Alternative Income Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23247	82-235867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Clark Street, Suite 2430, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 374-6930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	XFLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

As previously disclosed, on July 30, 2026, XAI Floating Rate & Alternative Income Trust (NYSE: XFLT) (the “Trust”) convened a special meeting of shareholders (the “Special Meeting”) to approve a new investment sub-advisory agreement (the “New Sub-Advisory Agreement”) among the Trust, XA Investments, LLC (the “Adviser”) and Rockford Tower Asset Management, L.L.C. (the “King Street Sub-Adviser”). The Special Meeting was adjourned to August 6, 2026, in order to continue to solicit additional proxies to approve the New Sub-Advisory Agreement.

At the reconvened Special Meeting held on August 6, 2026, shareholders of the Trust approved the New Sub-Advisory Agreement.

Following the certification of the final vote, the Trust, the Adviser and the King Street Sub-Adviser entered into the New Sub-Advisory Agreement on August 10, 2026. The terms of the New Sub-Advisory Agreement are substantially the same as the terms of the interim investment sub-advisory agreement entered into among the Trust, the Adviser and the King Street Sub-Adviser on July 30, 2026, except with respect to the agreement’s term. The New Sub-Advisory Agreement shall continue for an initial term of two years. Thereafter, the New Sub-Advisory Agreement shall continue in effect from year to year if approved annually (i) by the Board of Trustees of the Trust or the holders of a majority of the outstanding voting securities of the Trust and (ii) by a majority of the trustees who are not “interested persons” of the Trust, the Adviser or the King Street Sub-Adviser, by vote cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement may be terminated (i) by the Trust or the Adviser at any time, without the payment of any penalty, upon giving the King Street Sub-Adviser 60 days’ written notice, or (ii) by the King Street Sub-Adviser on 60 days’ written notice to the Trust and the Adviser. The New Sub-Advisory Agreement will also immediately terminate in the event of its assignment, as defined in the 1940 Act. The New Sub-Advisory Agreement also terminates upon the termination of the Trust’s investment advisory agreement with the Adviser.

The foregoing description of the New Sub-Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Sub-Advisory Agreement filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Investment Sub-Advisory Agreement among the Trust, XA Investments, LLC and Rockford Tower Asset Management, L.L.C.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XAI FLOATING RATE & ALTERNATIVE INCOME TRUST

Date: August 10, 2026	By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Secretary and Chief Legal Officer